SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ X ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                       BOULDER GROWTH & INCOME FUND, INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transactions applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[     ]  Fee paid previously with preliminary materials.

[     ]  Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.: 3) Filing Party: 4) Date Filed:

                       BOULDER GROWTH & INCOME FUND, INC.
                          1680 38TH STREET, SUITE 800
                            BOULDER, COLORADO 80301



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 22, 2003


To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Boulder Growth & Income Fund, Inc. (the "Fund"), a Maryland corporation, will be held at the Doubletree La Posada Resort, 4949 E. Lincoln Dr., Scottsdale, Arizona at 10:00 a.m. Mountain Standard Time, on April 22, 2003, for the following purposes:

     1. To elect two (2) Directors of the Fund (Proposal 1).

     2. To approve the elimination of the Fund's fundamental investment restriction regarding short sales (Proposal 2).

     3. To approve an amendment to the Fund's fundamental investment restriction regarding industry concentration (Proposal 3).

     4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors of the Fund has fixed the close of business on February 28, 2003 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Annual Meeting.

                                   By Order of the Board of Directors,
                                   /s/ Stephanie Kelley
                                   STEPHANIE KELLEY
                                   Secretary
March 11, 2003


--------------------------------------------------------------------------------
To enable shareholders to vote in the most prompt and convenient manner possible we have provided four ways to vote:

          By Internet
          By Toll-Free Telephone
          By completing and mailing your proxy card
          By written ballot at the meeting

If you wish to vote by phone or internet please refer to the instructions attached to the enclosed proxy card or voting form. The process of voting by phone or internet will assist the Fund in limiting costs associated with this solicitation and also save time for shareholders voting their shares. Shareholders who do not expect to attend the annual meeting and who do not vote by phone or internet are requested to complete, sign and date the enclosed proxy card. The proxy card should be returned in the enclosed envelope, which needs no postage if mailed in the continental United States. Instructions for the proper execution of proxies are set forth on the inside cover.
--------------------------------------------------------------------------------

                      Instructions for Signing Proxy Cards


         The following general rules for signing proxy cards may be of assistance to you and may avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

         1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

         2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

         3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


            Registration                                               Valid Signature

            Corporate Accounts
            (1)  ABC Corp.                                             ABC Corp.
            (2)  ABC Corp.                                             John Doe, Treasurer
            (3)  ABC Corp., c/o John Doe Treasurer                     John Doe
            (4)  ABC Corp. Profit Sharing Plan                         John Doe, Trustee

            Trust Accounts
            (1)  ABC Trust                                             Jane B. Doe, Trustee
            (2)  Jane B. Doe, Trustee, u/t/d 12/28/78                  Jane B. Doe

            Custodian or Estate Accounts
            (1)  John B. Smith, Cust.,                                 John B. Smith
                  f/b/o John B. Smith, Jr. UGMA
            (2)  John B. Smith                                         John B. Smith, Jr., Executor

                       BOULDER GROWTH & INCOME FUND, INC.
                          1680 38TH STREET, SUITE 800
                            BOULDER, COLORADO 80301



                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 2003

                                 PROXY STATEMENT

         This proxy statement ("Proxy Statement") for Boulder Growth & Income Fund, Inc. ("BIF" or the "Fund") is furnished in connection with the solicitation of proxies by the Fund's Board of Directors (collectively, the "Board" and individually, the "Directors") for use at the Annual Meeting of Shareholders of the Fund to be held on Tuesday April 22, 2003, at 10:00 a.m. Mountain Standard Time, at the Doubletree La Posada Resort, 4949 E. Lincoln Dr., Scottsdale, Arizona, and at any adjournments thereof (the "Meeting"). A Notice of Annual Meeting of Shareholders and proxy card for the Fund accompany this Proxy Statement. Proxy solicitations will be made, beginning on or about March 11, 2003, primarily by mail, but proxy solicitations may also be made by telephone, by Internet on the Fund's web site, telegraph or personal interviews conducted by officers of the Fund, Mellon Investor Services, the transfer agent of the Fund, and by PFPC, Inc., the Fund's sub-administrator. The costs of proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be paid by the Fund. The Fund also will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of its shares.

         Boulder Investment Advisers, L.L.C. ("BIA"), 1680 38th Street, Suite 800, Boulder, Colorado 80301 and Stewart Investment Advisers ("SIA"), Bellerive, Queen Street, St. Peter, Barbados currently serve as co-investment advisers to the Fund. BIA and SIA are collectively referred to herein as the "Advisers". Fund Administrative Services, L.L.C., serves as administrator to the Fund and is located at 1680 38th Street, Suite 800, Boulder, Colorado 80301.

         The Annual Report of the Fund, including audited financial statements for the fiscal period ended November 30, 2002, has been mailed to shareholders. Additional copies are available upon request, without charge, by calling 1-800-331-1710. The report is also viewable online at the Fund's website at www.boulderfunds.net. The report is not to be regarded as proxy solicitation material.

         If the enclosed proxy is properly executed and returned by April 22, 2003 in time to be voted at the Meeting, the Shares (as defined below) represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, a proxy will be voted FOR the election of the nominees for Director and FOR the other matters listed in the accompanying Notice of the Annual Meeting of Shareholders and FOR any other matters that may properly come before the Meeting and that are deemed appropriate. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Fund at the above address prior to the date of the Meeting.

         A quorum of the Fund's shareholders is required to properly conduct the business of the Meeting. A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR any proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any proposal against any such adjournment. A shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

         The Fund has one class of capital stock: common stock, par value $0.01 per share (the "Common Stock" or the "Shares"). On the record date, February 28, 2003, there were 11,327,784 Shares of the Fund issued and outstanding. Each

Share is entitled to one vote at the Meeting and fractional shares are entitled to proportionate shares of one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth certain information regarding the beneficial ownership of the Fund's shares as of February 28, 2003 by each person who may be deemed by the Fund to beneficially own 5% or more of the Fund's Common Stock.


         Name of Owner*             Number of Shares     Number of Shares           Percentage
                                     Directly Owned     Beneficially Owned       Beneficially Owned
------------------------------------- ------------------ ---------------------- -----------------------
------------------------------------- ------------------ ---------------------- -----------------------
Ernest Horejsi Trust  No. 1B              2,467,800            2,467,800                21.79%
Badlands Trust Company                       ---                 ---**                  21.79%
Stewart R. Horejsi Trust No. 2               ---                 ---**                  21.79%
Aggregate Shares Owned**                  2,467,800            2,467,800                21.79%


* The address of each listed owner is c/o Badlands Trust Company, POB 801, 614 Broadway, Yankton, South Dakota 57078.

** Excludes shares owned by the Ernest Horejsi Trust No. 1B (the "EH Trust"). Badlands Trust Company ("Badlands") is one of three trustees of the EH Trust. Badlands is a trust company organized under the laws of South Dakota and is wholly owned by the Stewart R. Horejsi Trust No. 2, an irrevocable trust organized by Stewart R. Horejsi for the benefit of his issue. The directors of Badlands are Larry Dunlap, Stephen C. Miller, Robert Ciciora, who is the brother of Mr. Horejsi's son-in-law (John Ciciora), Gail G. Gubbels and Marty Jans. Badlands and its directors disclaim beneficial ownership of shares owned by the EH Trust. Together with Larry Dunlap and Badlands, Ms. Ciciora is a trustee of the EH Trust and also one of the beneficiaries of the EH Trust. Mr. Miller is an officer and director of Badlands. Because two of the Trust's trustees are required in order for the Trust to vote or exercise dispositive authority with respect to shares owned by the Trust, Ms. Ciciora and Mr. Miller each disclaim beneficial ownership of such shares.

----------------------------

The EH Trust, Badlands and the Stewart R. Horejsi Trust No. 2, as well as other Horejsi affiliated trusts and entities are collectively referred to herein as the "Horejsi Affiliates". Information as to beneficial ownership in the previous paragraph has been obtained from a representative of the beneficial owners; all other information as to beneficial ownership is based on reports filed with the Securities and Exchange Commission (the "SEC") by such beneficial owners.

         As of February 28, 2003, Cede & Co., a nominee partnership of the Depository Trust Company, held of record, but not beneficially, 10,206,461 shares or 90.1% of Common Stock outstanding of the Fund.

         As of February 28, 2003, the executive officers and directors of the Fund, as a group, owned 2,506,870 Common Shares (this amount includes the aggregate shares of Common Stock owned by the Horejsi Affiliates set forth above), representing 22.13% of Common Shares.

         In order that your Shares may be represented at the Meeting, you are requested to vote on the following matters:



                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board is divided into three classes, each class having a term of three years. Each year the term of one class will expire and the successor or successors elected to such class will serve for a three year term. The first proposal to be considered at the Meeting is the election of two (2) Directors of the Fund as follows:

              Susan L. Ciciora and Joel W. Looney, Class II Directors of the Fund, have been nominated for a single three year term which will expire at the Fund's 2006 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Alfred G. Aldridge, Jr. and Richard I. Barr, Class III Directors of the Fund, were elected on January 23, 2002, for a term to expire at the Fund's 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Stephen C. Miller, Class I Director of the Fund, was elected on October 1, 2002, for a term to expire at the Fund's 2005 Annual Meeting of Shareholders or until his successor is duly elected and qualified. The nominees have consented to serve as Directors if elected at the Meeting. If the designated nominees decline or otherwise become unavailable for election, however, the proxy confers discretionary power on the persons named therein to vote in favor of a substitute nominee or nominees.

         INFORMATION ABOUT DIRECTORS AND OFFICERS. Set forth in the following table is information about the nominees for election to the Board and the existing Directors of the Fund.



------------------------------ ------------------------ ---------------------------------------------- ------------------
     Name, Address*, Age         Position, Length of          Principal Occupation(s) and Other         Number of Funds
                                Term Served, and Term   Directorships Held During the Past Five Years   in Fund Complex
                                      of Office                                                           Overseen by
                                                                                                           Director
------------------------------ ------------------------ ---------------------------------------------- ------------------
Independent Directors
------------------------------ ------------------------ ---------------------------------------------- ------------------


Alfred G. Aldridge, Jr.        Director of the Fund     Retired;  from  1982-2002,  Sales  Manager of          2
Brig. Gen. (Retired)           since January 2002.      Shamrock  Foods  Company;   Director  of  the
Cal. Air National Guard        Current term expires     Fiesta   Bowl,    Tempe,   AZ   since   1997;
Age: 65                        at the 2004 annual       Director,  Boulder  Total Return Fund,  Inc.,
                               meeting                  since 1999.

Richard I. Barr                Director of the Fund     Retired;    from   1963-2001,    Manager   of          2
Age:  64                       since January 2002.      Advantage    Sales   and   Marketing,    Inc;
                               Current term expires     Director,  Boulder  Total Return Fund,  Inc.,
                               at the 2004 annual       since 1999;  Director,  First Financial Fund,
                               meeting                  Inc., since 2001.

Joel W. Looney                 Director of the Fund     Partner,   Financial  Management  Group,  LLC          2
Age:  40                       since January, 2002.     since July 1999;  CFO,  Bethany  College from
                               Current Nominee for      1995 -1999;  Director,  Boulder  Total Return
                               Director for a term to   Fund, Inc., since January 2001.
                               expire at the 2006
                               annual meeting
Interested Directors**

Susan L. Ciciora               Director of the Fund     Owner,  Superior  Interiors  (interior design          2
Age: 39                        since January 2002.      for  custom  homes)  since  1995;   Corporate
                               Current Nominee for      Secretary, Ciciora Custom Builders,
                               a term to expire         LLC Director since 1995; Trustee of the Brown
                               at the 2006              Trust and the EH Trust; Director, Boulder Total
                               annual meeting           Return Fund, Inc., since November 2001.

Stephen C. Miller              Director and Chairman    President of and General  Counsel for Boulder          2
Age:  50                       of the Board since       Investment  Advisers,   LLC;  Manager,   Fund
                               January 2002.            Administrative  Services,  LLC ("FAS");  Vice
                               President of the         President  of  Stewart  Investment  Advisers;
                               Fund.  Current term      Director,   Chairman   of   the   Board   and
                               expires at the 2005      President  of  Boulder   Total  Return  Fund,
                               annual meeting           Inc.,  since  1999;   President  and  General
                                                        Counsel, Horejsi, Inc. (liquidated in 1999);
                                                        General Counsel, Brown Welding Supply, LLC
                                                        (sold in 1999); officer of various other Horejsi
                                                        Affiliates; Of Counsel, Krassa & Miller, LLC
                                                        since 1991.



* Unless otherwise specified, the Directors' respective addresses are c/o Boulder Growth & Income Fund, Inc., 1680 38th Street, Suite 800, Boulder, Colorado 80301.

** Mr. Miller is an "interested person" because he is an officer of BIA and SIA, the Fund's investment advisers. Ms. Ciciora is an "interested person" as a result of the extent of her beneficial ownership of Fund shares and by virtue of her indirect beneficial ownership of BIA and FAS.

----------------------------

         From the late 1980's until January, 2001, Mr. Looney had served, without compensation, as one of three trustees of the Mildred Horejsi Trust, an affiliate of the EH Trust.

         The names of the executive officers of the Fund (other than Mr. Miller, who is described above) are listed in the table below. Each officer was elected to office by the Board at a meeting held on January 23, 2002. This table also shows certain additional information. Each officer will hold such office until a successor has been elected by the Board.


------------------------------ -------------------------- ----------------------------------------------------------
                                  Position, Length of
     Name, Address, Age        Term Served, and Term of    Principal Occupation(s) and Other Directorships held
                                Office During the Past
                                      Five Years
------------------------------ -------------------------- ----------------------------------------------------------
------------------------------ -------------------------- ----------------------------------------------------------

Carl D. Johns                  Chief Financial Officer,   Vice President and Treasurer of BIA and Assistant
1680 38th Street,              Chief Accounting           Manager of FAS, since April, 1999; Vice President, Chief
Suite 800                      Officer, Vice President    Financial Officer and Chief Accounting Officer, Boulder
Boulder, CO 80301              and Treasurer since        Total Return Fund, Inc., since 1999; Employee of
Age: 40                        January 2002.  Appointed   Flaherty & Crumrine Incorporated prior to December 31,
                               annually.                  1998; Assistant Treasurer of Preferred Income Management Fund
                                                          Incorporated, Preferred Income Fund Incorporated and
                                                          Preferred Income Opportunity Fund Incorporated prior to
                                                          December 31, 1998.

Stephanie Kelley               Secretary since January    Secretary, Boulder Total Return Fund, Inc., since
1680 38th Street,              2002.  Appointed           October 27, 2000; Assistant Secretary and Assistant
Suite 800                      annually.                  Treasurer of various Horejsi Affiliates; employee of FAS
Boulder, CO 80301                                         since March 1999.
Age:  46



         Set forth in the following table are the nominees for election to the Board as well as the other Directors of the Fund, together with the dollar range of equity securities beneficially owned by each Director or nominee in the Fund as of February 28, 2003, as well as the aggregate dollar range of equity securities in all funds overseen in a family of investment companies (i.e., funds managed by the Advisers).



                                   OWNERSHIP OF THE FUND BY DIRECTORS
---------------------------------------------------------------------------------------------------------
 Independent Directors and Nominees        Dollar Range of Equity          Aggregate Dollar Range of
                                           Securities in the Fund        Equity Securities in All Funds
                                                                          in the Family of Investment
                                                                                   Companies

Alfred G. Aldridge, Jr.                     Under $10,000                    $10,001 to $50,000
Richard I. Barr                             $10,001 to $50,000               Over $100,000
Joel W. Looney                              $10,001 to $50,000               $10,001 to $50,000

  Interested Directors and Nominees
-------------------------------------- -------------------------------- ---------------------------------

Susan L. Ciciora                            Over $100,000+                   Over $100,000
Stephen C. Miller                           Over $100,000++                  Over $100,000


+  2,467,800  Shares  of the Fund are held by the EH  Trust.  Accordingly,  Ms.  Ciciora  may be  deemed  to have  indirect beneficial ownership of such Shares.  Ms. Ciciora disclaims all such beneficial ownership.  Ms. Ciciora directly owns 9,000 shares of the Fund.

++ Mr. Miller  indirectly  owns and controls  7,600 shares of the Fund through his  membership in Erma Miller,  LLC. Mr. Miller is also a director and officer of Badlands  Trust  Company.  By virtue of such  relationships,  Mr.  Miller may be deemed to share the indirect power to vote and direct the  disposition of the Shares  directly and  beneficially  held by EH Trust and Badlands  Trust
Company.  Mr. Miller disclaims beneficial ownership of such Shares.

----------------------------

         None of the independent Directors or their family members owned beneficially or of record any securities of the Advisers or any person directly or indirectly controlling, controlled by, or under common control with the Advisers.

                              DIRECTOR COMPENSATION


         The following table sets forth certain information regarding the compensation of the Fund's Directors for the fiscal period ended November 30, 2002* and the fiscal year ended June 30, 2002. No persons (other than the independent Directors, as set forth below) currently receive compensation from the Fund for acting as a Director or officer. Directors and executive officers of the Fund do not receive pension or retirement benefits from the Fund. Directors receive reimbursement for travel and other out of pocket expenses incurred in connection with Board meetings.


                                            Total
                                           Aggregate        Compensation                              Total
                                         Compensation       from the Fund        Aggregate         Compensation
                                        from the Fund     and Fund Complex      Compensation      from the Fund
Name of Person and Position with the       Paid to             Paid to         from the Fund         and Fund
                Fund                    Directors for       Directors for         Paid to        Complex Paid to
                                          five month         five month        Directors for      Directors for
                                        fiscal period       fiscal period       fiscal year        fiscal year
                                        ended 11/30/02     ended 11/30/02      ended 6/30/02      ended 6/30/02
-------------------------------------- ------------------ ------------------ ------------------- ------------------

Alfred G. Aldridge, Jr., Director           $7,500            $ 18,500             $6,000             $29,500
                                                              (2 funds)                              (2 funds)
Richard I. Barr, Director                   $7,000            $ 18,000             $6,000             $29,500
                                                              (2 funds)                              (2 funds)
Joel W. Looney, Director                    $7,500            $ 18,500             $6,000             $29,500
                                                              (2 funds)                              (2 funds)
Susan L. Ciciora, Director                    $0                 $0                  $0                 $0
                                              $0                 $0                  $0                 $0
Stephen C. Miller, President of the
Fund, Chairman of the Board and
Director


         Prior to January 28, 2002, each Director of the Fund who was not an officer of the Fund received a fee of $2,000 per annum plus $1,000 for each in-person meeting, and $250 for each telephone meeting. In addition, the Audit Committee and Nominating Committee members received an additional $250 for each committee meeting attended. Committee chairs received an additional $375 for each committee meeting chaired.

         Since January 28, 2002, each Director of the Fund who is not a Director, officer or employee of one of the Advisers, or any of their affiliates, receives a fee of $3,000 for each in-person meeting, and $500 for each telephone meeting, constituting their full compensation. Each Director of the Fund is reimbursed for travel and out-of-pocket expenses associated with attending Board and Committee meetings. The Board held seven meetings (three of which were held by telephone conference call) during the fiscal year ended June 30, 2002. The Board held five meetings (three of which were held by telephone conference call) during the five month fiscal period ended November 30, 2002. Each Director currently serving in such capacity attended at least 75% of the meetings of Directors and any Committee of which he is a member. The aggregate remuneration paid to the Directors of the Fund for acting as such during the fiscal year ended June 30, 2002 amounted to $49,706.1 The aggregate remuneration paid to the Directors of the Fund for acting as such during the five month fiscal period ended November 30, 2002 amounted to $22,000.

                      COMMITTEES OF THE BOARD OF DIRECTORS



         AUDIT COMMITTEE; REPORT OF AUDIT COMMITTEE. The Audit Committee reviews the scope and results of the Fund's annual audit with the Fund's independent accountants and recommends the engagement of such accountants. Management, however, is responsible for the preparation, presentation and integrity of the Fund's financial statements, and the independent accountants are responsible for planning and carrying out proper audits and reviews. The Board adopted a written charter for the Audit Committee on January 23, 2002. A copy of the Audit Committee Charter was incorporated in the proxy statement filed for the shareholder meeting held October 1, 2002. The Audit Committee met three times during the fiscal year ended June 30, 2002 and two times (one of which was held by telephone conference call) during the fiscal period ended November 30, 2002.

         In connection with the audited financial statements as of and for the period ended November 30, 2002 included in the Fund's Annual Report for the period ended November 30, 2002 (the "Annual Report"), at a meeting held on January 21, 2003, the Audit Committee considered and discussed the audited financial statements with management and the independent accountants, and discussed the audit of such financial statements with the independent accountants. The Audit Committee has received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with independent accountants their independence.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by the Fund for accounting, financial management or internal control. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not provide assurance that the audit of the Fund's financial statements has been carried out in accordance with generally accepted accounting standards or that the financial statements are presented in accordance with generally accepted accounting principles.

         Based on its consideration of the audited financial statements and the discussions referred to above with management and the independent accountants and subject to the limitation on the responsibilities and role of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee of the Fund recommended to the Board that the audited financial statements be included in the Fund's Annual Report and be mailed to shareholders and filed with the SEC.

         Submitted by the Audit Committee of the Fund's Board of Directors:

                  Alfred G. Aldridge, Jr.
                  Richard I. Barr
                  Joel W. Looney

         INDEPENDENT ACCOUNTANTS. On January 21, 2003, the Audit Committee of the Board, consisting of those Directors who are not "interested persons" (as defined in the 1940 Act) selected KPMG LLP ("KPMG"), 99 High Street, Boston, Massachusetts 02110-2371, as independent accountants for the Fund for the Fund's fiscal year ending November 30, 2003. The selection of KPMG was ratified by the entire Board. KPMG also served as independent accountants for the Fund for the Fund's fiscal year ending June 30, 2002 and the fiscal period ending November 30, 2002. A representative of KPMG will not be present at the Meeting but will be available by telephone and will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

         KPMG has informed the Fund that it has no direct or indirect financial interest in the Fund. The Horejsi Affiliates have engaged KPMG from time to time in the past to provide various accounting, auditing and consulting services.

         Ernst & Young LLP ("Ernst & Young"), 1221 McKinney Street, Suite 2400, Houston, Texas, 77010 served as independent accountants for the Fund from April 18, 2000 until January 23, 2002. Ernst & Young resigned as independent accountant effective as of January 23, 2002. Ernst & Young's reports on the financial statements for the two years immediately preceding their resignation contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years immediately preceding Ernst & Young's resignation, there were no disagreements with such accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         Set forth below are audit fees and non-audit related fees billed to the Fund for professional services received from KPMG for the Fund's fiscal year ended June 30, 2002 and fiscal period ended November 30, 2002. For the 12 months ended June 30, 2002, the Horejsi Affiliates paid $0 to KPMG for their services. For the five months ended November 30, 2002, the Horejsi Affiliates paid $0 to KPMG for their services.


                          Financial Information Systems          Design and
                                 Audit Fees                  Implementation Fees             All Other Fees

12 months ending 6/30/02          $19,000                          $ 0                               $ 0
5 months ending 11/30/02          $15,000                          $ 0                               $ 0


         The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the auditors' independence. The Audit Committee is composed entirely of the Fund's independent Directors, consisting of Messrs. Aldridge, Barr and Looney.

         NOMINATING COMMITTEE. The Board has a Nominating Committee consisting of Messrs. Looney, Aldridge and Barr which is responsible for considering candidates for election to the Board in the event a position is vacated or created. The Nominating Committee would consider recommendations by shareholders if a vacancy were to exist. Such recommendations should be forwarded to the Secretary of the Fund. The Nominating Committee of the Fund did not meet during the fiscal year ended June 30, 2002 or the fiscal period ended November 30, 2002. The Fund does not have a compensation committee.

     REQUIRED VOTE. Election of Ms. Ciciora and Mr. Looney as Directors of the Fund will require the affirmative vote of a plurality of the votes of Common Stock cast at the Meeting in person or by proxy on Proposal 1.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE COMMON STOCK SHAREHOLDERS VOTE "FOR" THE ELECTION OF MS. CICIORA AND MR. LOONEY.





      PROPOSAL NO. 2 : TO APPROVE THE ELIMINATION OF THE FUND'S FUNDAMENTAL
                  INVESTMENT RESTRICTION REGARDING SHORT SALES


         BACKGROUND AND SUMMARY OF PROPOSAL. The Board of Directors recommends that shareholders approve the deletion of the Fund's fundamental investment restriction regarding short sales. Currently, one of the Fund's investment restrictions provides that the Fund may not:

         Make short sales of securities or purchase any securities on margin, except for such short-term credits as are necessary for the clearance of transactions.

Proposal No. 2 would eliminate this restriction.

         REASONS FOR PROPOSAL. Management believes that the ability to engage in short-selling could potentially have a beneficial effect on shareholders' total return. Short-selling is the process of "borrowing" a security, and selling it without currently owning it. In a short sale, the seller has the obligation to return the identical security sold. The seller does not immediately deliver the securities sold and is said to have a short position in those securities until the delivery occurs. The idea underlying short-selling is that at some point in the future the price of the security will go down and the short-seller will buy back the security at the lower price, thus profiting from the transaction to the extent of the difference between the proceeds from the short sale and the price of the security on the day the Fund purchases the security to replace that borrowed, plus transaction costs. Once the security is bought back, the "borrowed" security can be returned. Short-selling is similar to the more traditional notion of "buying low and selling high", although the order in which the transactions occur is reversed (i.e., you "sell high and buy low"). The type of short-selling described above is often referred to as a "naked short", named to illustrate the position a short-seller puts himself in (i.e., the potential for unlimited losses since the price of the security sold short can rise without limit). In contrast, when a traditional investor "goes long" or "purchases" a stock, exposure is limited to the amount of money invested - no more. The Advisers do not expect to engage in taking "naked short" positions.

         The Advisers also do not expect to take short positions as a normal course of investing techniques, but will typically only use shorting techniques as described in "Arbitrage Transactions" below.

         Shorting Against the Box. Other types of short-selling do not involve the unlimited risks described above. A short sale "against the box" occurs when an investor holds a position long, and decides to simultaneously short the stock, without selling his own stock. Such a method puts an investor in a neutral position. That is, by being long and shorting a stock at the same time, it doesn't matter which direction the price of the stock goes, the investor will neither profit nor lose, except for the impact of transaction costs. This methodology is used in circumstances where an investor wants to lock in sale price of a security he does not wish to sell immediately or where an investor wants to hedge against an anticipated decline in the price of a security held.

         Arbitrage Transactions. Short-selling may also be used in an "arbitrage" trade. Arbitrage is an investment strategy whereby a person attempts to "lock in" a sale price of a security he does not wish to sell immediately or where an investor wants to hedge against an anticipated decline in the price of a security held. True arbitrage situations are rare because it requires only a few investors to recognize the disparity in price between the two securities and quickly drive the prices of the respective stocks together through their buying and selling activities. Another type of arbitrage opportunity occurs (often called "risk arbitrage") when a public company announces its plans to merge or combine with another public company. When one publicly-traded company offers its own stock as the means to purchase another publicly-traded company, there is often a slight (but sometimes large) relative disparity between the market prices of the underlying securities of the two companies. This disparity typically diminishes as it becomes evident that the merger will be consummated. The disparity or "spread" between the two securities is largely a function of how investors view the likeliness, or unlikeliness, as the case may be, that the merger will actually be consummated, or its terms being improved or reduced.

         RISKS ASSOCIATED WITH SHORT SELLING. The risk of short-selling occurs when the price of the underlying security rises. Theoretically, the ultimate loss in a short-sale-gone-bad is unlimited because the upside potential price for the security is also unlimited. In certain circumstances, when a security starts a precipitous rise in price, short-sellers of that security receive margin calls, whereby they must either come up with additional collateral to cover the losses on their short position, or cover their short position by buying back the security in the open market. This activity can lead to what is termed a "short squeeze", where the price of the stock is driven higher as a result of the short sellers buying the stock in order to cover their short positions. The biggest risk in the type of arbitrage transaction described above is that the deal (e.g., merger or acquisition) ultimately fails to occur. Thus, it would be the Fund's policy to short only in arbitrage situations where, in the Advisers' judgment, there is a high likelihood that the transaction will be consummated.

          In a typical merger situation, an acquirer pays a "control" premium over the market price of the target's stock. The Advisers may establish investment positions that seek to capture the potential arbitrage profit that exists if the target company's shares trade at a discount relative to the price expected to be paid under the terms of the acquisition. Where the merger agreement establishes a certain amount of the acquirer's stock to be exchanged for each share of the target, the Advisers may try to profit by purchasing shares of the target company and selling short shares of the acquirer.

         The Fund's ability to successfully engage in the type of arbitrage transactions described above will depend on the Advisers' experience, judgment and trading skills, which can prove to be unsatisfactory in a particular situation. In addition, the Fund's success in this area will be affected by the outcome of the merger or acquisition transaction, which could be adversely affected by, among other things, regulatory rulings, legal or tax filings, or extreme market movements. Changes to the financial component of many announced transactions could result in a cancellation or change in the terms of the proposed transaction. Moreover, there could be significant reductions in the expected return or profitability of a transaction if the closing of the transaction is delayed. The amount of any loss to the Fund would be increased (and any gain decreased) by any premium or interest the Fund is required to pay in connection with a short sale. It is not expected that the current market value of the securities sold short by the Fund would exceed 10% of the Fund's net assets. The Fund would not take short positions as speculation, that is, it would never take a "naked short" position. In addition, because there are tax implications in shorting against the box, it is unlikely that the Fund would use positions then held in the Fund's portfolio in an arbitrage short sale situation unless the Fund had either an unrealized loss on the position or a very slight unrealized gain on the position.

         The Fund's obligation to replace the securities borrowed in connection with a short sale will be secured by cash or liquid securities deposited as collateral with the broker. In addition, the Fund will place in a segregated account with its custodian or a qualified subcustodian an amount of cash or liquid securities equal to the difference, if any, between (i) the market value of the securities sold at the time they were sold short and (ii) any cash or liquid securities deposited as collateral with the broker in connection with the short sale (not including the proceeds of the short sale). Until it replaces the borrowed securities, the Fund will maintain the segregated account daily at a level so that (a) the amount deposited in the account plus the amount deposited with the broker (not including the proceeds from the short sale) will equal the current market value of the securities sold short and (b) the amount deposited in the account plus the amount deposited with the broker (not including the proceeds from the short sale) will not be less than the market value of the securities at the time they were sold short.

         If the Fund effects a short sale of securities at a time when it has an unrealized gain on the securities, it may be required to recognize that gain as if it had actually sold the securities (as a "constructive sale") on the date it effects the short sale. However, such constructive sale treatment may not apply if the Fund closes out the short sale with securities other than the appreciated securities held at the time of the short sale and if certain other conditions are satisfied. Uncertainty regarding the tax consequences of effecting short sales may limit the extent to which the Fund may effect short sales.

     REQUIRED VOTE. Approval of Proposal No. 2 requires a 1940 Act Majority Vote of Common Stock. For purposes of this Proxy Statement, a 1940 Act Majority Vote of Common Stock means the affirmative vote of the lesser of (a) 67% or more of the Shares of Common Stock present or represented by proxy at the Meeting or (b) more than 50% of the outstanding Shares of Common Stock.


     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2.



       PROPOSAL NO. 3 : TO APPROVE AN AMENDMENT TO THE FUND'S FUNDAMENTAL
            INVESTMENT RESTRICTION REGARDING INDUSTRY CONCENTRATION


         BACKGROUND AND SUMMARY OF PROPOSAL. The Board of Directors recommends that shareholders approve an amendment to the Fund's fundamental investment restriction regarding industry concentration. Currently, the Fund's policy regarding industry concentration states that the Fund may not:

         Invest in the securities of issuers conducting their principal business activity in the same industry if, immediately after such investment, the value of its investments in such industry would exceed 25% of the value of its total assets.

Proposal No. 3 would amend this fundamental restriction to permit the Fund to concentrate in the REIT industry by investing more than 25% of the value of its assets in Real Estate Investment Trusts (or REITs) or related companies in the same industry classification as REITs. A REIT is an issuer dedicated to owning, and usually operating, income-producing real estate, or to financing real estate. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. An Equity REIT invests primarily in the fee ownership or leasehold ownership of land and buildings and derives its income primarily from rental income. An Equity REIT may also realize capital gains (or losses) by selling real estate properties in its portfolio that have appreciated (or depreciated) in value. A Mortgage REIT invests primarily in mortgages on real estate, which may secure construction, development or long-term loans. A Mortgage REIT generally derives its income primarily from interest payments on the credit it has extended. A Hybrid REIT combines the characteristics of both Equity REITs and Mortgage REITs.

         As amended the restriction would read as follows:

         The Fund may not:

         Invest in the securities of companies conducting their principal business actively in the same industry if, immediately after such investment, the value of its investments in such industry would exceed 25% of the value of its total assets; provided that this limitation will not apply to real estate investment trusts (REITS) or related companies in the same industry as REITs.

         REASONS FOR PROPOSAL. Management believes that concentrating in REITs could potentially have a beneficial effect on shareholders' total return in that it will enhance the Fund's ability to obtain higher income while at the same time mitigating principal risk associated with corporate income producing securities. In summary:

     1. The type of REIT in which the Fund currently invests and intends to invest typically pays dividends in a range of 2% to 5% higher than yields from US Government Securities;

     2. Historically, REITs have provided protection against inflation which is one of the greatest risks of investing in long-term income producing securities. However, in the case of REITs, the value of the underlying asset - the real estate itself - historically has tended to increase in line with inflation;

     3. Because many REITs currently are selling at a discount from their "intrinsic value" (e.g., the value of their underlying assets), and are, at the same time, providing relatively higher yields when compared to other higher quality income producing securities, the Advisers view REITs as one of the more attractive areas of investment under current market conditions; and

     4. REITs often provide a vehicle of diversification in real estate holdings since they offer owners a broad range of properties, often times all across the United States, and not concentrated in a single geographic area or type of holding (e.g. shopping centers, office buildings, residential apartment complexes).

If this Proposal is approved, the Fund will, under normal market conditions, invest more than 25% of its total assets in REITs or companies in the same industry. The portion of the Fund's assets invested in REITs and such other companies will vary based on market conditions, but it is not expected to exceed 50% of total assets. As of February 28, 2003, 26.9% of the Fund's assets were invested in REITs. Although the Fund can invest in REITs of any size, the Fund currently intends to only invest in REITs with a market capitalization greater than $100 million. The Fund generally will invest in U.S. REITs, which may invest directly or indirectly in non-U.S. properties.

         RISKS ASSOCIATED WITH CONCENTRATION IN REITS. Since the Fund will concentrate its assets in the real estate industry, your investment in the Fund will be linked to performance of the real estate markets. Property values may fall due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments. REIT prices also may drop because of the failure of borrowers to pay their loans and poor management. Many REITs utilize leverage which increases investment risk and could adversely affect a REIT's operations and market value in periods of rising interest rates as well as risks normally associated with debt financing. In addition, there are risks associated with particular sectors of real estate investments (e.g., retail, office, hotel, healthcare and multifamily properties). The Fund does not intend to focus on any particular sector of real estate investments.



     REQUIRED VOTE. Approval of Proposal No. 3 requires a 1940 Act Majority Vote of Common Stock.

     THE BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 3.




                       SUBMISSION OF SHAREHOLDER PROPOSALS

All proposals by shareholders of the Fund that are intended to be presented at the Fund's next Annual Meeting of Shareholders to be held in 2004 must be received by the Fund for consideration for inclusion in the Fund's proxy statement relating to the meeting no later than November 19, 2003. Shareholder proposals, including any accompanying supporting statement, may not exceed 500 words. A shareholder desiring to submit a proposal must be a record or beneficial owner of Shares with a market value of $2,000 and must have held such Shares for at least one year. Further, the shareholder must continue to hold such Shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of shareholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the 1934 Act. The timely submission of a proposal does not guarantee its inclusion in the Fund's proxy materials.

                             ADDITIONAL INFORMATION

         Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the 1934 Act and Section 30(h) of the 1940 Act requires the Fund's Directors and officers, persons affiliated with the Fund's investment advisers, and persons who own more than 10% of a registered class of the Fund's securities, to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. Directors, officers and greater-than-10% shareholders are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. Based solely upon the Fund's review of the copies of such forms it receives and written representations from such persons, the Fund believes that through the date hereof all such filing requirements applicable to such persons were complied with.

         Broker Non-Votes and Abstentions. A proxy which is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter). Proxies that reflect abstentions or broker non-votes (collectively "abstentions") will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on Proposal No. 1 and will have the effect of a vote against Proposal Nos. 2 and 3.



                    OTHER MATTERS TO COME BEFORE THE MEETING

         The Fund does not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.



--------------------------------------------------------------------------------
It is important that proxies be returned promptly. Shareholders who do not expect to attend the meeting are therefore urged to complete, sign, date and return all proxy cards as soon as possible in the enclosed postage-paid envelope.
--------------------------------------------------------------------------------

                                      PROXY


                       BOULDER GROWTH & INCOME FUND, INC.


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Common Stock of Boulder Growth & Income Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Stephen C. Miller, Carl D. Johns, and Thomas N. Calabria, attorneys-in-fact and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at the Doubletree La Posada Resort, 4949 E. Lincoln Dr., Scottsdale, Arizona 85253 at 10:00 a.m. Mountain Standard Time, on April 22, 2003, and any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby instructs said attorneys-in-fact and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Annual Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please indicate your vote by an "X" in the appropriate box below.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEEs AS DIRECTORs AND FOR PROPOSAL 2 and proposal 3. The Board of Directors recommends that the shareholders vote "For" approval of each of Proposals 1, 2 and 3.

Please refer to the Proxy Statement for a discussion of the Proposals.

1. Election of Directors.

     Nominees:    Susan L. Ciciora and Joel W. Looney

         FOR ____                   WITHHELD ____    FOR ALL EXCEPT ____



2. To approve the elimination of the Fund's fundamental investment restriction regarding short sales.

         FOR ____                   AGAINST ____     ABSTAIN ____



3. To approve an amendment to the Fund's fundamental investment restriction regarding industry concentration.

         FOR ____                   AGAINST ____     ABSTAIN ____





MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        ____

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature:
                   -------------------------

Date:
                   -------------------------

Signature:
                   -------------------------

Date:
                   -------------------------



--------
ENDNOTES:

* The Fund's fiscal year end was changed from June 30 to November 30 in 2002.

1 Former Directors of the Fund (i.e., prior to January 28, 2002) were Timothy J. Ebner, Gustavo E. Gonzales, Jr., Ben H. Love , Judith L. Craven, Dr. Norman Hackerman, John W. Lancaster and F. Robert Paulsen. Between July 1, 2001 and December 31, 2001 such directors were paid $31,706.